                               EXHIBIT (8)(d)(2)
                               -----------------

             Form of Amended Schedule A to Participation Agreement

                       Participation Agreement Addendum

                                  SCHEDULE A
                                  ----------
                                   Accounts
                                   --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and Transamerica Life Insurance Company, formerly PFL Life Insurance Company.

                                                                      Date of Resolutions of
                                                                      Company's Board which
        Name of Contracts                 Name of Accounts           established the Accounts
        -----------------                 ----------------           ------------------------
       Fidelity Income Plus               Fidelity Variable           August 24, 1979 (by an
    Individual Variable Annuity            Annuity Account            affiliate subsequently
             Contracts                                               acquired by the Company)


     Transamerica Landmark and
     Transamerica Landmark ML           Separate Account VA B            January 19, 1990
   Individual and Group Variable
         Annuity Contracts


       Transamerica Freedom
   Individual and Group Variable        Separate Account VA B            January 19, 1990
         Annuity Contracts


     Retirement Income Builder       Retirement Builder Variable
    Individual Variable Annuity            Annuity Account                March 29, 1996
             Contracts

     Immediate Income Builder        Retirement Builder Variable
    Variable Annuity Contracts             Annuity Account                March 29, 1996


    Portfolio Select Individual      Retirement Builder Variable
    Variable Annuity Contracts             Annuity Account                March 29, 1996


   Retirement Income Builder II      Retirement Builder Variable
    Individual Variable Annuity            Annuity Account                March 29, 1996
             Contracts


        Transamerica Extra              Separate Account VA C           February 20, 1997
       Individual and Group
    Variable Annuity Contracts

        Transamerica Access
       Individual and Group             Separate Account VA D           February 20, 1997
    Variable Annuity Contracts


    Privilege Select Individual         Separate Account VA E           February 20, 1997
    Variable Annuity Contracts


            Advantage V               PFL Corporate Account One          August 10, 1998


           PFL Variable              PFL Variable Life Account A           July 1, 1999
       Universal Life Policy

   Legacy Builder Plus Variable        Legacy Builder Separate             July 1, 1999
       Universal Life Policy                   Account


In witness whereof, we have hereunto set our hand as of the dates indicated:

Transamerica Life Insurance Company         Variable Insurance Products Fund
(formerly PFL Life Insurance Company)

By:     _____________________________       By:    _____________________________

Name:   _____________________________       Name:  _____________________________

Title:  _____________________________       Title: _____________________________

Date:   _____________________________       Date:  _____________________________


Fidelity Distributors Corporation           Variable Insurance Products Fund II

By:     _____________________________       By:    _____________________________

Name:   _____________________________       Name:  _____________________________

Title:  _____________________________       Title: _____________________________

Date:   _____________________________       Date:  _____________________________